EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Clyde Ray Wallin, Chief Financial Officer
Phone: 408-934-7500
Fax: 408-935-7678
Email: rwallin@sipex.com
Sipex Reports First Quarter 2007
Financial Results
•	First Quarter Net Sales of $16.9 Million, Down 11% from the Fourth Quarter of 2006 and Down 6% From the Year-Ago Period

•	First Quarter Gross Margin at 26%, Up from the Fourth Quarter Gross Margin of (3)% and the Year-Ago Period Gross Margin of (1)%

•	First Quarter GAAP Net Loss improved to $6.3 Million, Down from a $14.3 Million Net Loss in the Prior Quarter and Down from a $13.8 Million Net Loss in the Year-Ago Period

•	Company Announces Signing of a Definitive Merger Agreement with Exar Corporation
     Milpitas, California, (May 8, 2007) (NASDAQ: SIPX), — Sipex today reported fiscal first quarter operating results. Net Sales for the first quarter of 2007 were $16.9 million, down 11% from the fourth quarter of 2006 net sales of $18.9 million and down 6% from net sales of $17.9 million recorded in the year-ago period. First quarter 2007 GAAP net loss was $6.3 million, or $0.34 per share, compared with GAAP net loss of $14.3 million, or $0.80 per share, in the previous quarter and GAAP net loss of $13.8 million, or $0.78 per share, in the year-ago period. The first quarter 2007 GAAP net loss included stock-based compensation of $0.9 million, or $0.05 per share.
     First quarter 2007 non-GAAP net loss was $5.3 million, or $0.29 per share, compared to $11.7 million, or $0.66 per share, in the previous quarter and compared to

$5.9 million, or $0.33 per share in the first quarter of 2006. Non-GAAP results exclude the impact of stock-based compensation, restructuring and impairment charges, and additional depreciation expense. A reconciliation of the adjustments made to GAAP net loss to compute non-GAAP net loss is contained in the financial tables of this press release.
     This morning we released an announcement that Sipex has signed a definitive merger agreement with Exar Corporation (please refer to the press release on our website). This combination will immediately broaden our product portfolio addressing key networking and industrial segments and accelerate penetration into high-end consumer applications,” stated Ralph Schmitt, CEO of Sipex. “The combined companies will be able to use Exar’s system level expertise to boost the combined companies’ strength in Power Management, Interface, Serial Communications and Network Transmissions to provide complete solutions for customer applications, driving toward higher level integration and delivering more value to our customers. The combination will also enable a stronger presence in the high growth Asian marketplace. Having strategic technical resources close to the customer base is critical to the long-term success of driving integrated mixed-signal system solutions.” While this is exciting news for the company, we would like to high-light a few of the other key developments at Sipex during the last quarter.
     “While we continued to experience much of the same analog market slowness as many of our competitors, we are encouraged by the improvement in our gross margins and a reduction in our net loss from both a GAAP and non-GAAP perspective. The improvement in our gross margins reflected the continued transition to our fabless manufacturing model and the benefits of the lower manufacturing cost structure. During the first quarter, we continued to experience the decline in our optical storage products revenues as we wind down our focus in this market. Our optical storage product family contributed a more pronounced revenue decline in the first quarter than did our core product families in interface and power management products,” stated Mr. Schmitt.
     “Most of the revenue decline of our optical storage products is now behind us. The decision to minimize our efforts in optical storage will help our margin improvement plans as well as focus our efforts on our two larger, under-penetrated markets. The revenue decline in our core product families in the first quarter was attributed primarily to a decline in our power products driven by seasonality in the handset markets. Revenues in our interface products were flat compared to the prior quarter, as we saw a steady improvement in the industrial portion of that market, offsetting the seasonality of the consumer based portion of the interface market.”
     “Sipex’s improved delivery of new products continues with the introduction of 10 new products in the first quarter. Most notable were the completion of our high speed RS485 product line and our first entry into the Profibus interface arena. We also released new power products for display systems. One of these product offerings is used in the new high growth organic light-emitting diode (OLED) market. This is targeted at high volume applications such as digital still cameras and portable media players,” described Mr. Schmitt.
     “We hit a significant milestone in April, by being listed on the NASDAQ Capital Market. This is a major step in our continuing improvement of Sipex. In the first quarter of 2007 our overall financial results improved as we began to realize the benefits of our restructuring initiatives,” explained Ray Wallin, CFO of Sipex. “We reduced our operating expenses, excluding restructuring and impairment charges, in the first quarter of 2007 by $1.1 million, compared to the previous quarter. We also improved our gross margins as we transitioned to the lower cost fabless model. While we continue to sell off older, higher cost inventory, we anticipate continuing improvements in our gross margins as we source more of our revenues from the fabless model.”

     “While we continued to experience the impact of the soft market conditions in the first quarter, we believe the inventory correction for the overall analog market is now behind us,” stated Mr. Schmitt. “Besides our near term, stand alone business prospects, we are very excited about the opportunity of the combined companies of Sipex and Exar. We will diligently work to get this transaction closed over the next few months in order to accelerate our plans to drive improved shareholder value.
     Conference Call — Today, Sipex will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Chief Executive Officer, Ralph Schmitt and Chief Financial Officer, Ray Wallin will present an overview of the financial results for the first quarter of 2007 and answer any questions.
     The call is available, live, to any interested party by dialing (888) 423-3272. For international callers, please dial (612) 332-0632. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Sipex Investor Call. A replay of the investor call will be available approximately 24 hours after the event at www.sipex.com/investors.
About Sipex Corporation
Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. Our products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. It is the mission of the Company to create innovative analog products that enable customers to produce differentiated products.
For further information, contact Ray Wallin at: Sipex Corporation, 233 South Hillview Drive, Milpitas, California 95035, (408) 934-7500; or visit our website at http://www.sipex.com.
Safe Harbor Statement
This press release contains forward-looking statements concerning Sipex’s future events and results of operations including, but not limited to statements about gross margin improvement, reduction in net loss, revenue contribution from the optical storage product family, the impact of reductions in inventory levels for Sipex and the analog market, the impact of our move to a fabless manufacturing model, benefits of the transaction with Exar, potential synergies resulting from the transaction and other statements regarding the proposed transaction. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that Sipex may be unable to execute operational improvements, that revenue from our optical products may decline more than expected, that Sipex may not be able to appropriately manage inventory levels, that the demand for analog products may not be as expected, that the transition to the fabless manufacturing model may not result in financial improvements, that general market conditions in the semiconductor industry may decline, that Sipex or Exar stockholders do not approve the proposed merger, that the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies are greater than expected and that key employees are not retained. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
     Non-GAAP Reporting — The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, restructuring and impairment charges, and additional depreciation expense. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.
     Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Additional Information and Where You Can Find It
     Exar will file a Registration Statement on Form S-4 containing a proxy statement / prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). Security holders are urged to read the proxy statement / prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement / prospectus (when it is available)

and other documents filed by Exar and Sipex with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement / prospectus and other documents may also be obtained for free by contacting Exar Investor Relations by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201 or by contacting Sipex Investor Relations by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586.
     Exar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Exar’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Exar’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on August 9, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Exar Investor Relations which can be contacted by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201. Certain executive officers and directors of Exar have interests in the transaction that may differ from the interests of Exar stockholders generally. These interests will be described in the proxy statement / prospectus when it becomes available.
     Sipex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Sipex’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Sipex’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 24, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Sipex Investor Relations which can be contacted by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586. Certain executive officers and directors of Sipex have interests in the transaction that may differ from the interests of Sipex stockholders generally. These interests will be described in the proxy statement /prospectus when it becomes available.
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SIPEX CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$8,135	$13,041
Restricted cash	350	350
Short-term investment securities	399	2,388
Accounts receivable, net	4,432	6,222
Accounts receivable, related party, net	2,865	949
Inventories	15,790	15,586
Prepaid expenses and other current assets	1,383	1,641

Total current assets	33,354	40,177
Property, plant and equipment, net	19,686	19,113
Restricted cash — noncurrent	57	57
Other assets	204	202

Total assets	$53,301	$59,549

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term bank borrowing	$667	$667
Current portion of lease financing obligation	205	191
Accounts payable	8,518	10,331
Accrued expenses	7,509	7,185
Accrued restructuring costs	1,346	1,728
Deferred income, related party	5,689	5,543
Deferred income, other	2,459	2,555

Total current liabilities	26,393	28,200
Long-term portion of bank borrowing	1,167	1,333
Long-term lease financing obligation	12,096	12,152
Long-term accrued restructuring costs	—	139
Convertible senior notes	26,025	25,826
Other long-term liabilities	23	24

Total liabilities	65,704	67,674
Stockholders’ deficit:
Common stock	187	184
Additional paid-in capital	236,806	234,785
Accumulated deficit	(249,377)	(243,075)
Accumulated other comprehensive loss	(19)	(19)

Total stockholders’ deficit	(12,403)	(8,125)

Total liabilities and stockholders’ deficit	$53,301	$59,549

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2007	December 30, 2006	April 1, 2006
Net sales	$8,758	$11,629	$9,303
Net sales, related party	8,101	7,230	8,551

Total net sales	16,859	18,859	17,854

Cost of sales	7,073	11,898	10,178
Cost of sales, related party	5,347	7,477	7,871

Total cost of sales	12,420	19,375	18,049

Gross profit (loss)	4,439	(516)	(195)

Operating expenses:
Research and development	3,686	4,030	5,496
Marketing and selling	3,293	4,276	3,656
General and administrative	2,968	2,734	4,021
Restructuring and other	63	1,501	307
Impairment of fixed assets	—	12	—

Total operating expenses	10,010	12,553	13,480

Loss from operations	(5,571)	(13,069)	(13,675)

Other income (expense):
Interest income	131	176	49
Interest expense	(834)	(1,383)	(183)
Other income, net	1	—	42

Total other expense, net	(702)	(1,207)	(92)

Loss before income tax expense	(6,273)	(14,276)	(13,767)
Income tax expense	17	2	32

Net loss	$(6,290)	$(14,278)	$(13,799)

Net loss per common share	$(0.34)	$(0.80)	$(0.78)
— basic and diluted
Weighted average common share outstanding
— basic and diluted	18,547	17,904	17,775

SIPEX CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss)
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2007	December 30, 2006	April 1, 2006
GAAP — gross profit (loss)	$4,439	$(516)	$(195)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,519
Stock based compensation included in:
Total cost of sales	111	140	127

Non-GAAP — gross profit (loss)	$4,550	$(376)	$4,451

GAAP gross profit (loss) as a percent of net sales	26%	(3%)	(1%)
Non-GAAP gross profit (loss) as a percent of net sales	27%	(2%)	25%

SIPEX CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2007	December 30, 2006	April 1, 2006
GAAP — loss from operations	$(5,571)	$(13,069)	$(13,675)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,519
Research and development	—	—	1,118
Marketing and selling	—	—	322
General and administrative	—	—	744
Stock based compensation included in:
Total cost of sales	111	140	127
Research and development	231	309	338
Marketing and selling	258	162	190
General and administrative	304	420	278
Restructuring and other	63	1,501	307
Impairment of fixed assets	—	12	—

Non-GAAP — loss from operations	$(4,604)	$(10,525)	$(5,732)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2007	December 30, 2006	April 1, 2006
GAAP — Net loss	$(6,290)	$(14,278)	$(13,799)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,519
Research and development	—	—	1,118
Marketing and selling	—	—	322
General and administrative	—	—	744
Stock based compensation included in:
Total cost of sales	111	140	127
Research and development	231	309	338
Marketing and selling	258	162	190
General and administrative	304	420	278
Restructuring and other	63	1,501	307
Impairment of fixed assets	—	12	—

Non-GAAP — Net loss	$(5,323)	$(11,734)	$(5,856)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2007	December 30, 2006	April 1, 2006
GAAP — Net loss per share	$(0.34)	$(0.80)	$(0.78)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	0.25
Research and development	—	—	0.06
Marketing and selling	—	—	0.02
General and administrative	—	—	0.04
Stock based compensation included in:
Total cost of sales	0.01	0.01	0.01
Research and development	0.01	0.02	0.02
Marketing and selling	0.01	0.01	0.01
General and administrative	0.02	0.02	0.02
Restructuring and other	0.00	0.08	0.02
Impairment of fixed assets	—	0.00	—

Non-GAAP — Net loss per share (1)	$(0.29)	$(0.66)	$(0.33)

Weighted average common shares outstanding — basic and diluted	18,547	17,904	17,775
(1)	Amounts may not aggregate to the total due to rounding